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CONTACT:
CATHERINE MISKE
(716) 887-7368
CATHERINE.MISKE@CTG.COM


                        CTG ANNOUNCES 2004 SECOND QUARTER
                           CONFERENCE CALL INFORMATION

BUFFALO, N.Y. -- July 12, 2004 -- CTG (NYSE: CTG), an international information technology (IT) solutions and staffing company, today announced that it would release its 2004 second quarter financial results on Monday, July 19, 2004 after the market closes. The company will hold a conference call to discuss its financial results and business strategy on July 20, 2004 at 11:00 a.m. Eastern Time. CTG Chairman and Chief Executive Officer James R. Boldt will lead the call. Interested parties can dial in to 1-877-531-2987 between 10:45 a.m. and 10:50 a.m., ask for the CTG conference call, and identify James Boldt as the conference chairperson. A replay of the call will be available between 1:00 p.m. Eastern Time July 20, 2004 and 1:00 p.m. Eastern Time July 23, 2004 by dialing 1-800-475-6701 and entering the conference ID number 725746.

Backed by 38 years' experience, CTG provides IT staffing, application management outsourcing, consulting, and software development and integration solutions to help Global 2000 clients focus on their core businesses and use IT as a competitive advantage to excel in their markets. CTG combines in-depth understanding of our clients' businesses with a full range of integrated services and proprietary ISO 9001:2000-certified service methodologies. Our IT professionals based in an international network of offices in North America and Europe have a proven track record of delivering solutions that work. More information about CTG is available on the Web at www.ctg.com.

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Today's news release, along with CTG news releases for the past year, is available on the Web at www.ctg.com.